SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2003

WEBSTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31486	06-1187536

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Webster Plaza, Waterbury, Connecticut 06702

(Address of principal executive offices)

Registrant’s telephone number, including area code: (203) 578-2476

Not Applicable

(Former name or former address, if changed since last report)

Item 5.      Other Events.

On November 7, 2003, Webster Financial Corporation (“Webster”) completed its acquisition of The North American Bank & Trust Company (“North American”) pursuant to an Agreement and Plan of Merger, dated June 4, 2003, by and among Webster, Webster Bank and North American (the “Merger Agreement”). The Merger Agreement provided for the merger of North American with and into Webster Bank, with Webster Bank being the surviving corporation and continuing to be a wholly owned subsidiary of Webster.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTER FINANCIAL CORPORATION

(Registrant)

/s/ William J. Healy

William J. Healy
Executive Vice President and
Chief Financial Officer

Date: November 13, 2003